Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Investors Title Company
Chapel Hill, North Carolina

We consent to the use of our reports dated March 6, 2009, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included in Investors Title Company’s 2008 Annual Report on Form 10-K incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/  Dixon Hughes PLLC

August 10, 2009
High Point, North Carolina